1 EXCHANGE AGREEMENT This Exchange Agreement (this “Agreement”) is entered into as of August 5, 2026 (the “Effective Date”), by and among NN, Inc., a Delaware corporation (the “Company”), and NHTV Nevada Holdings LP, a Delaware limited partnership (“Holder”). WHEREAS, Holder currently holds 65,000 shares (the “Preferred Shares”) of the Company’s Series D Preferred Stock, par value $0.01 per share (the “Preferred Stock”), issued pursuant to that certain Certificate of Designation of Series D Perpetual Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on March 22, 2021 (the “Certificate of Designation”). WHEREAS, Holder desires to exchange an aggregate of 9,850 shares of Preferred Stock (the “Exchanged Preferred Shares”) for an aggregate of 5,500,000 shares of the Company’s common stock (the “Common Stock”), par value $0.01 per share (the “Exchange Shares” and such exchange transaction, the “Exchange”), and the Company desires to issue to Holder the Exchange Shares in exchange for the Exchanged Preferred Shares upon the terms and conditions set forth herein. WHEREAS, prior to the execution of this Agreement, the Company delivered to Holder a Notice of Redemption pursuant to the Certificate of Designation notifying Holder of the Company’s exercise of its option to redeem an aggregate of 36,750 shares of Preferred Stock concurrently with, and contingent upon, the Exchange (the “Redemption”). NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows: 1. Exchange; Issuance of Exchange Shares. 1.1 Upon the terms and subject to the conditions set forth in this Agreement, at the closing of the Exchange (the “Closing”), Holder shall convey, assign, deliver and transfer to the Company, all right, title and interest in and to the Exchanged Preferred Shares, free and clear of any Liens. 1.2 In consideration for the Exchanged Preferred Shares, at the Closing, the Company shall issue and deliver to Holder the Exchange Shares. 2. Closing. The Closing shall take place remotely by the exchange of signature pages for executed documents, on the Effective Date, or at such other time or place as the Company and Holder may agree in writing (the “Closing Date”). The Closing shall be deemed to occur concurrently with, and contingent upon, the consummation of the Redemption. 2.1 At the Closing, Holder shall: (a) authorize and direct the Company, as registrar for the Preferred Stock, to record the transfer of the Exchanged Preferred Shares to the Company on the Company’s books and records, and the transfer of the Exchanged Preferred Shares to the Company shall be deemed effected, and such Exchanged Preferred Shares deemed delivered, upon such book-entry notation without any further act of Holder; and (b) have delivered to the Company a representation letter, in substantially the form attached hereto as Exhibit A, duly executed by Holder.

2 2.2 At the Closing, the Company shall issue, or cause the Computershare Trust Company, N.A., the transfer agent for the Common Stock (the “Transfer Agent”)to issue, the Exchange Shares to Holder in registered book-entry form without any restrictive legend, and shall deliver to Holder a copy of irrevocable instructions to the Transfer Agent, so instructing the Transfer Agent. The Company shall take all actions necessary to cause the Exchange Shares to be eligible for deposit and clearing through the facilities of The Depository Trust Company. 2.3 Upon the Closing, the Company shall take all actions to cancel the Exchanged Preferred Shares in accordance with Section 16 of the Certificate of Designation. 3. Representations of Holder. In connection with the transactions contemplated by this Agreement, Holder hereby represents and warrants to the Company as of the date hereof and covenants and agrees that: (a) Holder is duly organized and existing under the laws of its jurisdiction of organization. (b) This Agreement (i) has been duly authorized, executed and delivered by or on behalf of Holder and (ii) constitutes a valid and binding agreement of Holder, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting enforcement of creditors’ rights or by general equitable principles, regardless of whether such principles are considered at a proceeding in equity or at law (the “Enforceability Exceptions”). (c) Neither the execution, delivery and performance by Holder of this Agreement, nor the consummation by Holder of the transactions contemplated hereby will (i) conflict with or result in any breach, violation or infringement of any provision of the articles of incorporation or bylaws (or similar governing documents) of Holder, (ii) conflict with, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien or any right of termination, amendment, cancellation or acceleration) under any material contract, indenture, lease, sublease, loan agreement or other material agreement to which Holder is a party or by which any of Holder’s assets are bound or (iii) violate any Applicable Law, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Holder’s ability to perform its obligations hereunder. (d) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any other third party on the part of Holder is required in connection with the consummation of the transactions contemplated by this Agreement, except as has been obtained or duly waived. (e) Holder is the legal and beneficial owner of the Exchanged Preferred Shares. Holder has valid title to the Exchanged Preferred Shares free and clear of all Liens, and upon delivery of the Exchanged Preferred Shares and the issuance of the Exchange Shares to Holder at the Closing, the Company shall acquire valid title to the Exchanged Preferred Shares free and clear of all Liens (other than Liens created by or through the Company). (f) Holder understands that the Exchange Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities law and is acquiring the Exchange Shares as principal for its own account and not with a view to or for distributing or reselling such Exchange Shares or any part thereof in violation of the Securities Act or any applicable state securities law. Holder has no present intention

3 of distributing any of the Exchange Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Exchange Shares in violation of the Securities Act or any applicable state securities law. Holder is acquiring the Exchange Shares hereunder in the ordinary course of its business. (g) Holder acknowledges and agrees that it (i) has sufficient knowledge and experience in financial and business matters, (ii) has had access to all information as to the Company as Holder has desired, (iii) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the operations of the Company and its business, and (iv) has received sufficient and satisfactory answers to all questions posed to the Company to evaluate the merits and risks of the transactions contemplated by this Agreement, including an investment in the Exchange Shares. Holder hereby acknowledges that it is relying on its own independent investigation and analysis in entering into the transactions contemplated by this Agreement. (h) At the time Holder was issued or acquired the Exchanged Preferred Shares, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. (i) Holder is not being issued the Exchange Shares as a result of any advertisement, article, notice or other communication regarding the Common Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting, in each case constituting a general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act). (j) Holder understands that the Exchange is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of the representations and warranties of Holder, and Holder’s compliance with the agreements, acknowledgments and understandings of Holder, set forth herein in order to determine the availability of such exemptions and the eligibility of Holder to complete the Exchange and to acquire the Exchange Shares. 4. Representations of the Company. In connection with the transactions contemplated hereby, the Company represents and warrants as of the date hereof to Holder that: (a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. (b) This Agreement (i) has been duly authorized, executed and delivered by the Company and (ii) constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, subject to the Enforceability Exceptions. (c) Neither the execution, delivery and performance by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach, violation or infringement of any provision of the certificate of incorporation or bylaws of the Company, (ii) conflict with, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien or any right of termination, amendment, cancellation or acceleration) under any material

4 contract, indenture, lease, sublease, loan agreement or other material agreement to which the Company is a party or by which any of Company’s assets are bound or (iii) violate any Applicable Law, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s ability to perform its obligations hereunder. (d) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any other third party on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (x) the filings contemplated by Section 5.2 of this Agreement, (y) filings as may be required under applicable state securities or "blue sky" laws, and (z) such consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings as have been obtained, made or duly waived. Without limiting the foregoing, no vote, consent or approval of the holders of any class or series of the Company’s capital stock is required under the Company’s certificate of incorporation, bylaws, the rules of The Nasdaq Global Select Market (“Nasdaq”) or Applicable Law to authorize or consummate the transactions contemplated hereby. (e) To the Company’s knowledge, there is no action, suit, proceeding or investigation pending, or threatened, against the Company which (i) questions the validity of this Agreement or the right of the Company to enter into this Agreement or (ii) would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s ability to perform its obligations hereunder. (f) The Exchange Shares are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. (g) The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed on Nasdaq, and the Company has not received any notice of delisting or any notification that the Securities and Exchange Commission (“SEC”) or Nasdaq is contemplating terminating such registration or listing. The Company is in compliance in all material respects with the applicable listing and maintenance requirements of Nasdaq. (h) Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has (i) offered or sold the Exchange Shares or any similar security of the Company by any advertisement, article, notice or other communication regarding the Common Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting, in each case constituting a general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act) or (ii) made any offers or sales of any Company security or solicited any offers to buy any Company security, in each case under circumstances that would cause the offer and sale of the Exchange Shares to be integrated with any other offering in a manner that would require registration of the Exchange Shares under the Securities Act. 5. Additional Agreements and Acknowledgements of the Parties. 5.1 Holding Period of Exchange Shares; Rule 144; Exempt Issuance. Assuming the accuracy of the representations and warranties of the Company and Holder set forth in Sections 3 and 4 of this Agreement and contained in the representation letter, in substantially the form attached hereto as Exhibit B:

5 (a) the parties acknowledge and agree that the issuance of the Exchange Shares to Holder pursuant to this Agreement is exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) of the Securities Act; (b) the parties acknowledge and agree that the Exchange Shares are being issued solely in exchange for the Exchanged Preferred Shares, and that, in accordance with Rule 144(d)(3)(ii) under the Securities Act, the holding period of the Exchange Shares for purposes of Rule 144 shall be deemed to have commenced on the original issuance date of the Exchanged Preferred Shares; and (c) the parties acknowledge and agree that, on the basis of the foregoing and assuming Holder is not, and has not been during the preceding three months, an affiliate of the Company (within the meaning of Rule 144), the Exchange Shares are intended to be eligible for resale by Holder pursuant to Rule 144(b)(1)(ii) without compliance with the current public information, volume, manner-of-sale or notice requirements of Rule 144, and without regard to whether the Company is then subject to, or in compliance with, the reporting requirements of the Exchange Act. 5.2 Disclosure. The Company shall (a) by 9:00 a.m. Eastern Time on the Business Day immediately following the Effective Date, issue (i) a press release disclosing the material terms of the transactions contemplated by this Agreement and the Redemption and (ii) a press release disclosing the Company’s financial results for the quarter ended June 30, 2026, and (b) file a Current Report on Form 8-K, including this Agreement as an exhibit thereto, with the SEC within the time required by the Exchange Act, reporting the transactions contemplated by this Agreement and the Redemption. From and after the issuance of such press release, the Company represents to Holder that it shall have publicly disclosed all material, non-public information delivered to Holder or its representatives (including any board observer designated by Holder) by or on behalf of the Company prior to the issuance of the press releases referred to in the foregoing clause (a). 5.3 Adjustment of Preferred Stock Dividend Payments. Holder hereby agrees and consents, pursuant to Section 11 of the Certificate of Designation, that, notwithstanding anything to the contrary set forth in the Certificate of Designation, (a) the Cash Dividend Rate (as defined in the Certificate of Designation) shall be reduced to an amount equal to 10.0% per annum (the “Reduced Cash Dividend Rate”) of the then current Liquidation Preference (as defined in the Certificate of Designation) and (b) the Preference Accrual Rate (as defined in the Certificate of Designation) shall be reduced to an amount equal to 10.0% per annum (the “Reduced Preference Accrual Rate”) of the then current Liquidation Preference, in each case for a period beginning on the Closing Date and ending on the first anniversary of the Closing Date (the “Rate Adjustment Period”). The parties hereby acknowledge and agree that, following the Rate Adjustment Period, the Cash Dividend Rate and the Preference Accrual Rate, each expressed as a percentage, shall revert to such amounts as calculated in accordance with the Certificate of Designation without regard to the temporary reduction of such amounts during the Rate Adjustment Period, which, for the avoidance of doubt, shall be (x) a Cash Dividend Rate of 15.0% per annum and (y) a Preference Accrual Rate of 17.0% per annum, in each case effective from the date immediately following the end of the Rate Adjustment Period until the Specified Date Adjustment (as defined in the Certificate of Designation) occurring on March 22, 2028. Beginning with the Specified Date Adjustment occurring on March 22, 2028, the Cash Dividend Rate and the Preference Accrual Rate shall each increase by an amount equal to 2.5% on each anniversary of the Specified Date (as defined in the Certificate of Designation) thereafter in accordance with Section 3 of the Certificate of Designation. Holder hereby waives, pursuant to Section 11 of the Certificate of Designation, for and during the Rate Adjustment Period, any right to (x) a Series D Dividend (as defined in the Certificate of Designation) in excess of the Reduced Cash Dividend Rate or (y) a Liquidation Preference

6 Adjustment (as defined in the Certificate of Designation) in excess of the Reduced Preference Accrual Rate. The parties agree that, except as expressly set forth in this Section 5.3 and Section 5.4 of this Agreement, no term of the Certificate of Designation is amended, modified or waived, and all rights, preferences and privileges of the Series D Preferred Stock remain in full force and effect. 5.4 Adjustment to Final Series D Redemption Payment. Holder hereby agrees and consents, pursuant to Section 11 of the Certificate of Designation, that, in the event the Company redeems in full for cash all of the then-outstanding shares of Preferred Stock from Holder in accordance with Section 7 of the Certificate of Designation, and pays to Holder the aggregate Redemption Price (as defined in the Certificate of Designation) otherwise payable in respect thereof on or before December 31, 2026 (the “Final Redemption”), the aggregate Redemption Price payable by the Company to Holder in respect of the Final Redemption shall be reduced by $5.0 million (but not below zero). The parties agree that, except as expressly set forth in this Section 5.4 and Section 5.3 of this Agreement, no term of the Certificate of Designation is amended, modified or waived, and all rights, preferences and privileges of the Series D Preferred Stock remain in full force and effect. 6. Tax Treatment. For U.S. federal income tax purposes, (i) the Exchange and adjustments described in Sections 5.3 and 5.4 will be treated as a tax-free recapitalizations under section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) the Redemption will be treated as a sale or exchange under Section 302 of the Code. The parties will report consistently with the preceding sentence for all U.S. federal (and applicable state and local) income tax purposes. 7. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, sent via facsimile or sent via electronic mail to the recipient. Such notices, demands and other communications will be sent to the address indicated below: To Holder: NHTV Nevada Holdings LP 1585 Broadway, 37th Floor New York, NY 10036 Attention: Sadik Jakupaj; Kurt Bertone E-mail: Sadik.Jakupaj@morganstanley.com; Kurt.Bertone@morganstanley.com with a copy to (which shall not constitute notice): Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 Attention: Quinton C. Farrar E-mail: QFarrar@gibsondunn.com

7 To the Company: NN, Inc. 6210 Ardrey Kell Road, Suite 120 Charlotte, North Carolina 28277 Attention: Christopher Bohnert E-mail: chris.bohnert@nninc.com with a copy to (which shall not constitute notice): Cooley LLP 110 N. Wacker Drive, Suite 4200 Chicago, Illinois 60606 Attention: Christina T. Roupas E-mail: croupas@cooley.com or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. 8. Miscellaneous. (a) Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein. (c) Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. (e) Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by Holder and the Company

8 and their respective successors and permitted assigns. Any purported assignment not permitted under this paragraph shall be null and void. (f) Costs and Expenses. Each party shall pay its own expenses in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, which shall include the fees and disbursements of any counsel, accountants, financial advisors or other professional advisors engaged by such party; provided, that the Company shall reimburse Holder for all reasonable and documented fees and disbursements of Gibson, Dunn & Crutcher, LLP, as counsel to Holder, in an amount not to exceed $150,000, incurred in connection with the transactions contemplated hereby and associated with the removal of any notation of a restrictive legend in Holder’s book-entry account maintained by the Company or the Transfer Agent, as applicable. (g) No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns. (h) Governing Law; Jurisdiction. Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. (i) Waiver of Trial by Jury. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTERCLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. (j) Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement. (k) Remedies. The parties hereto agree and acknowledge that monetary damages may not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties to sustain irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

9 (l) Amendment and Waiver. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or waived without the prior written consent of the Company and Holder. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision of this Agreement, nor shall any waiver constitute a continuing waiver of such provision. Moreover, the failure by any party to insist upon strict performance of any of the provisions of this Agreement or to exercise any right or remedy arising out of a breach thereof shall not constitute a waiver of any other provision or any other breach of this Agreement. (m) Further Assurances. Each of the Company and Holder shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement. 9. Definitions. “Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise. “Business Day” means any day on which the Nasdaq and commercial banks in the City of New York are open for business. “Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private), (ii) any self-regulatory organization or (iii) any political subdivision of any of the foregoing. “Lien” means any mortgage, lien, pledge, charge, security interest, licenses, restrictions on transfer (other than restrictions on transfer arising under applicable securities laws), encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset. “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority. [remainder of page intentionally left blank]

[Signature Page to Exchange Agreement] IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above. NN, INC. By: /s/ Harold Bevis Name: Harold Bevis Title: Chief Executive Officer NHTV NEVADA HOLDINGS LP By: NHTV Nevada Holdings GP LLC, its general partner By: North Haven Tactical Value Fund LP, its managing member By: MS Tactical Value Fund GP LP, its general partner By: MS Tactical Value Fund GP Inc., its general partner By: /s/ Thomas Cahill Name: Thomas Cahill Title: Managing Director

EXHIBIT A REPRESENTATION LETTER SHAREHOLDER’S RULE 144 REPRESENTATION LETTER August 5, 2026 NN, Inc. 6210 Ardrey Kell Road, Suite 120 Charlotte, North Carolina 28277 Attn: Christopher Bohnert RE: Issuance of 5,500,000 shares of common stock (the “Shares”) of NN, Inc. (the “Issuer”), registered to NHTV Nevada Holdings LP (the “Shareholder”) Dear Ladies and Gentlemen: The Shareholder is requesting to have the Shares issued to the Shareholder pursuant to that certain Exchange Agreement, dated August 5, 2026, by and between the Shareholder and the Issuer (the “Exchange Agreement”), free of restrictive legends and is submitting this letter to present all facts necessary under Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), to authorize the issuance of such Shares without a restrictive legend. In this regard, the Shareholder represents to you and warrants as follows: 1. The Shareholder is not aware of any failure to meet any condition or requirement of Rule 144(a)(3) so as to cause any proposed sale of the Shares to be a “distribution” or the Shareholder to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. 2. The Shareholder is not currently an “affiliate” of the Issuer as that term is defined in Rule 144(a)(1) and has not been an “affiliate” of the Issuer for a period of three months prior to the date hereof. 3. The Shares are fully paid and non-assessable. The Shares have been issued to the Shareholder in exchange for shares of the Issuer’s Series D Preferred Stock (the “Exchanged Preferred Shares”) pursuant to the Exchange Agreement. In accordance with Rule 144(d)(3)(ii), the holding period of the Shares for purposes of Rule 144 is deemed to have commenced on the original issuance date of the Exchanged Preferred Shares, and accordingly, more than one year has elapsed since the Shares are deemed to have been acquired for purposes of Rule 144. 4. The Shareholder will comply with any applicable requirements of the Securities Act of 1933, as amended, including, but not limited to, the requirements of Rule 144 to the extent applicable to any sale or transfer of the Shares by the Shareholder. The Shareholder is familiar with the aforesaid Rule 144 and agrees that, in connection with the matters described above, you and your counsel, Cooley LLP, are relying on the statements made herein. Cooley LLP may rely on such statements as if this letter were addressed to them. The Shareholder will indemnify the Issuer and hold the Issuer harmless from and against any loss, damage, claim, liability and expense (including reasonable costs of defense) arising out of or resulting from any breach of any representation, warranty or covenant made by the Shareholder in this letter. [Signature page follows]

Sincerely, NHTV NEVADA HOLDINGS LP By: NHTV Nevada Holdings GP LLC, its general partner By: North Haven Tactical Value Fund LP, its managing member By: MS Tactical Value Fund GP LP, its general partner By: MS Tactical Value Fund GP Inc., its general partner By: Name: Thomas Cahill Title: Managing Director